UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

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       Date of Report (Date of earliest event reported): December 8, 1998


                              ORA ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)



      Delaware                      0-21903              95-4607830
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(State or other jurisdiction      (Commission            IRS Employer
 of incorporation)                File Number)        Identification No.)


            9410 Owensmouth Avenue, Chatsworth, California   91311
              (Address of principal executive offices)     (Zip Code)


     Registrant's telephone number, including area code: (818) 772-2700

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        (Former names or former address, if changed from last report)
























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Item 5.     OTHER EVENTS

ORA Electronics, Inc. (the "Company"), has previously issued certain Class A Warrants (the "A Warrants"). By their terms, the A Warrants entitle the holders thereof to purchase shares of the Company's common stock ("Shares") at an exercise price of $5.00 per Share on or prior to December 31, 1998 (the "Class A Exercise Deadline"). The Company has extended the Class A Exercise Deadline and, accordingly, the A Warrants are now exercisable through to, and until, the close of business on June 30, 1999. Other than the extension of the Class A Exercise Deadline, the terms of the A Warrants remain unchanged.

The Company has also previously issued certain Class B Warrants (the "B Warrants"). By their terms, the B Warrants entitle the holders thereof to purchase Shares at an exercise price of $10.00 per Share on or prior to December 31, 1998 (the "Class B Exercise Deadline"). The Company has extended the Class B Exercise Deadline and, accordingly, the B Warrants are now exercisable through to, and until, the close of business on June 30, 1999. Other than the extension of the Class B Exercise Deadline, the terms of the B Warrants remain unchanged.


































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  Pursuant to the requirement of the Securities Exchange Act of 1934, the
Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   December 8, 1998

                     ORA ELECTRONICS, INC.


                      By: /s/Gershon N. Cooper
                          ----------------------------
                          Gershon N. Cooper
                          President and Chief Executive Officer








































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